Exhibit 10.20

NORCRAFT HOLDINGS, L.P.

3020 Denmark Ave. Suite 100

Eagan, Minnesota 55121

June 25, 2007

Mr. Mark Buller

Buller Norcraft Holdings, L.L.C.

3020 Denmark Ave., Suite 100

Eagan, MN 55121

Re: Third Amendment to Contribution Agreement

Dear Mark:

Reference is made to the Contribution Agreement, dated as of October 21, 2003 (as amended August 17, 2004 and October 4, 2006, the “Contribution Agreement”), by and among Norcraft Holdings, L.P, a Delaware limited partnership (“Holdings”), Norcraft Companies, L.P., a Delaware limited partnership, Buller Norcraft Holdings, L.L.C., a Delaware limited liability company (the “Buller Investor”), and Mark Buller, David Buller, James Buller, Phil Buller, Herb Buller and Erna Buller. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Contribution Agreement.

This letter, when countersigned by the Buller Investor, confirms our agreement that the Contribution Agreement is hereby amended as set forth in this letter pursuant to Section 9(b) of the Contribution Agreement.

Effective as of the date of the Third Amended and Restated Limited Partnership Agreement of Holdings, dated as of the date thereof, among Norcraft GP, L.L.C., SKM Norcraft Corp., Trimaran Cabinet Corp., and Buller Norcraft Holdings, L.L.C. and various other limited partners of Holdings (the “Third Holdings LP Agreement”), the purchase prices with respect to the Purchase Right granted to the Buller Investor in Section 3 of the Contribution Agreement shall be changed from (a) the prices calculated in accordance with the Second Amendment to Contribution Agreement, dated October 4, 2006 (the “Second Amendment”) to (b) the original prices set forth in the original Contribution Agreement (prior to the First Amendment), in each case, reduced by an amount equal to the sum of (i) the First Distribution Per Unit Amount (as defined in the Third Holdings LP Agreement), and (ii) the Class A Distributed Amount (as defined in the Third Holdings LP Agreement).

Nothing in this letter shall be taken to alter or modify any terms or conditions of the Purchase Right other than these purchase prices, and all other original terms and conditions both of the Purchase Right and of the Contribution Agreement shall remain in full force and effect.

Sincerely,

NORCRAFT HOLDINGS, L.P.

By:	NORCRAFT GP, L.L.C.
Its General Partner

By:	/s/ Leigh Ginter
Name:	Leigh Ginter
Title:	Authorized Person

ACKNOWLEDGED AND AGREED:

BULLER NORCRAFT HOLDINGS, L.L.C.

By:	/s/ Mark Buller
Name:	Mark Buller
Title:	Authorized Person